Exhibit 3.21

THE COMPANIES ACTS 1985 TO 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

INTELSAT UK FINANCIAL SERVICES LTD.

1.	The Company’s name is INTELSAT UK FINANCIAL SERVICES LTD.[1]

2.	The Company’s registered office is to be situated in England and Wales.

3.	The Company’s objects are:

(a) (i)	to carry on within and without the United Kingdom the businesses of importers, exporters, brokers, agents, general merchants and dealers, both retail and wholesale in commodities of every description, commercial and manufactured goods and all goods for household and personal use and consumption, ornament, amusement and recreation and generally in all raw materials, materials, manufactured goods, provisions and general produce, and also the business of wharfingers, storage contractors, carriers, forwarding and shipping agents, storekeepers and warehousemen, and to carry on any other business which is calculated directly or indirectly to enhance the value of any of the Company’s business, rights, assets or property, and to carry on the aforesaid businesses, either together as a single business or as separate and distinct businesses in any part of the world;

(a) (ii)	to carry on the business of financiers and industrial bankers, financial consultants, capitalists, financial agents and advisors for commodities, wares, goods, vehicles, apparatus, machinery and articles of every description and in connection therewith or otherwise to advance and loan money to and to purchase accounts on behalf of such persons, companies or firms, concerned in any way whatsoever in the purchase or sale in the manner aforesaid of the aforementioned goods or articles; to carry on the business of guaranteeing or giving security for the payment of money or of financing transactions or the performance of any undertaking or obligation; to carry on the business of financial agents, bill discounters, financiers, company promoters, underwriters and dealers in loans, stocks, shares, annuities and other securities, mortgage brokers and insurance agents;

(b)	to carry on any other trade or business whatever, which can in the opinion of the Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company;

(c)	to purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights,

[1]	The name of the Company was changed from Remoteland Limited on 21 December 2005.

licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company’s business or any branch or department thereof;

(d)	to erect, construct, lay down, enlarge, alter and maintain any roads, railways, tramways, sidings, bridges, reservoirs, shops, stores, factories, buildings, works, plant and machinery necessary or convenient for the Company’s business, and to contribute to or subsidise the erection, construction and maintenance of any of the above;

(e)	to borrow or raise or secure the payment of money for the purposes of or in connection with the Company’s business, and for the purposes of or in connection with the borrowing or raising of money by the Company to become a member of any building society;

(f)	to mortgage and charge the undertaking and all or any of the real and personal property and assets, present or future, and all or any of the uncalled capital for the time being of the Company and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurances;

(g)	to issue and deposit any securities which the Company has power to issue by way of mortgage, and also by way of security for the performance of any contracts or obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose businesses or undertakings the Company is interested, whether directly or indirectly;

(h)	to receive money on deposit or loan upon such terms as the Company may approve, and to guarantee the obligations and contracts of customers and others;

(i)	to lend money to any company, firm or person and to give all kinds of indemnities and either with or without the Company receiving any consideration or advantage, direct or indirect, for giving any such guarantee, to guarantee either by personal covenant or by mortgaging or charging all or any part of the undertaking property and assets present and future and uncalled capital of the Company or by both such methods, the performance of the obligations and the payment of the capital or principal (together with any premium) of and dividends or interest on any debenture stock, shares or other securities of any company, firm or person and in particular (but without limiting the generality of the foregoing) any company which is for the time being the Company’s holding or subsidiary company as defined by Section 736 of the Companies Act 1985 or otherwise associated with the Company in business and whether or not this Company receives directly or indirectly any consideration or advantage therefrom;

(j)	to establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is for the time being the Company’s holding or subsidiary company as defined by Section 736 of the Companies Act 1985 or otherwise associated with the Company in business or who are or were at the time directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or fund calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object; and to establish, set up, support and maintain share purchase schemes or profit-sharing schemes for the benefit of any employees of the Company or of any company which is for the time being the Company’s holding or subsidiary company as defined by Section 736 of the Companies Act 1985 and to do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid;

(k)	to draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments;

(l)	to invest and deal with the moneys of the Company not immediately required for the purposes of its business in or upon such investments or securities and in any such manner as may from time to time be determined;

(m)	to pay for any property or rights acquired by the Company, either in cash or in fully or partly paid-up shares, with or without preferred or deferred to special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine;

(n)	to accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired;

(o)	to enter into any partnership or joint-purse arrangement or arrangement for sharing profits union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company and to acquire and hold, sell, deal with or dispose of shares, stocks or securities of any such company and to guarantee the contracts or liabilities of, or the payment of the dividends, interest or capital of any shares, stock or securities of and to subsidise or otherwise assist any such company;

(p)	to establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of the Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company, and to acquire and hold or dispose of shares, stock or securities and guarantee the payment of dividends, interest or capital of any shares, stock or securities issued by or any other obligations of any such company;

(q)	to purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person, firm or company carrying on any business which this Company is authorised to carry on;

(r)	to sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise, grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit;

(s)

to amalgamate with any other company whose objects are or include objects similar to those of this Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding up, or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such other company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner;
(t)	to subscribe or guarantee money for or organise or assist any national, local, charitable, benevolent, public, general or useful object, or for any exhibition or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members;

(u)	to distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law;

(v)	to give such financial assistance, directly or indirectly, for the purpose of the acquisition of shares in the Company or the Company’s holding company as defined by Section 736 of the Companies Act 1985 or for the purpose of reducing or discharging any liability incurred by any person for the purpose of the acquisition of shares in the Company or the Company’s holding company as defined by Section 736 of the Companies Act 1985 as may be lawful;

(w)	to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise;

(x)	to do all such things as are incidental or conducive to the above objects or any of them.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause (except only if and so far as otherwise expressly provided in any paragraphs) shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraph or the name of the Company.

4.	The liability of the members is limited.

5.	The Company’s share capital is £1,000 divided into 1,000 shares of £1 each.[2]

[2]	By written resolution passed on 21 December 2005, the authorised share capital of the Company was increased by the creation of 2000,000,000 ordinary shares of US$1 each.

WE, the several persons whose names, addresses and descriptions are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and	Number of Shares
Descriptions of	taken by each
Subscribers	Subscriber

Luciene James Limited	One
280 Gray’s Inn Road
London WC1X 8EB

Limited Company

DATED 21 September 2005

WITNESS to the above signature:-

Frederick Paul Curtis

166 Westmorland Avenue

Luton LU3 2PU

Company Registration Agent

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

INTELSAT UK FINANCIAL SERVICES LTD.

(adopted by written resolution passed on 21 December 2005)

PRELIMINARY

1.	These articles constitute the articles of the Company. Table A is excluded for the purposes of section 8(2) Companies Act 1985.

2.	The Company is a private Company within the meaning of the Companies Act 1985.

INTERPRETATION

3.	In these regulations:

“Act” means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force;

“associated company” means an associated company within section 774 Income and Corporation Taxes Act 1988;

“articles” means the articles of association of the Company;

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“Bermuda” means Intelsat (Bermuda), Ltd., a company incorporated under the laws of Bermuda;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Designated Company Directors” means persons who have been selected by the shareholders of Intelsat Holdings as Designated Company Directors in accordance with the bye-laws of Intelsat Holdings (each such person, a “Designated Company Director”);

“executed” includes any mode of execution;

“office” means the registered office of the Company;

“holder” in relation to shares means the member whose name is entered in the register of members as the holder of the shares;

“Intelsat” means Intelsat, Ltd., a company incorporated under the laws of Bermuda;

“Intelsat Holdings” means Intelsat Holdings, Ltd., a company incorporated under the laws of Bermuda.

“Intelsat Subsidiary” mean Intelsat Subsidiary Holding Company, Ltd., a company incorporated under the laws of Bermuda;

“seal” means the common seal of the Company;

“secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

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“subsidiary” means a subsidiary within section 736 of the Act;

“United Kingdom” means Great Britain and Northern Ireland.

Unless the context otherwise requires, words or expressions contained in these articles bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these regulations become binding on the Company.

References herein to writing shall, unless the context otherwise requires, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form.

SHARE CAPITAL AND VARIATION OF RIGHTS

4.	The authorised share capital of the Company is £1000 divided into 1000 ordinary shares of £1 each and US$2000,000,000 dividend into 2000,000,000 ordinary share of US$1 each.

5.	All of the ordinary shares in the Company shall rank pari passu in all respects.

6.	Subject to articles 7 and 145 the directors shall have authority to allot, grant options over or otherwise dispose of any unissued shares in the authorised share capital of the Company to such persons at such times and on such conditions as they think proper within a period of five years after the date of adoption of these articles and subject to the provisions of these articles. Sections 89(1) and 90 of the Act shall not apply to any allotment of equity securities in the Company.

7.	The authority conferred on the directors by article 6 shall not permit the directors to:

7.1	offer to the public any shares in or debentures of the Company;

7.2	allot or agree to allot any shares in or debentures of the Company with a view to all or any of such shares or debentures being offered for sale to the public.

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8.	The Company may by ordinary resolution at any time extend, renew or revoke the authority conferred by article 6 subject to the provisions of the Act.

9.	Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

10.	Subject to the provisions of the Act, shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by the articles.

11.	The Company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

12.	Except as required by law or as expressly resolved by a resolution of the board of directors, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by law, the articles or resolution of the board of directors) the Company shall not be bound by or recognise (even where having notice thereof) any interest in any share except an absolute right to the entirety thereof in the holder.

13.	The rights attached to any class of shares in the capital of the Company may, whether or not the Company is being wound up, be varied either with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting all the provisions of these articles relating to general meetings shall apply mutatis mutandis except that:

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13.1	the necessary quorum at any such meeting (other than an adjourned meeting) shall be two persons holding or representing by proxy not less than one-third in nominal amount of the issued shares of the class;

13.2	at an adjourned meeting the necessary quorum shall be one person holding any shares of the class or his proxy;

13.3	the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively; and

13.4	a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

For the purposes of this article any particular issue of shares not carrying the same rights (whether as to dividend, redemption or otherwise) as any other shares for the time being in issue, shall be deemed to constitute a separate class of share.

14.	The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

SHARE CERTIFICATES

15.

Every member, upon becoming the holder of any shares, shall be entitled to receive within two months of allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) without payment one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. Every certificate shall be under seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The

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Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

16.	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

LIEN

17.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may at any time declare any share to be wholly or in part exempt from the provisions of this article. The Company’s lien on a share shall extend to any amount payable in respect of it.

18.	The Company may, in such manner as the directors think fit, sell any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder. The notice must demand payment and state that if the notice is not complied with the shares may be sold.

19.	To give effect to such a sale the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

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20.	The proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any monies not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES AND FORFEITURE

21.	Subject to the terms of allotment, the directors may make calls upon the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

22.	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

23.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

24.

If a call remains unpaid after it has become due, the person from whom it is due shall pay interest on the amount unpaid from the day it became due until the day it is paid and shall also pay all costs and expenses incurred by the Company as determined by the directors in order to procure payment of the sums due or in consequence of the non-payment of such sums. The rate of interest shall be that fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the

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appropriate rate (as defined by the Act) subject to the right of the directors to waive payment of the interest costs and expenses wholly or in part.

25.	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the relevant provisions of the articles shall apply as if the amount had become due by virtue of a call.

26.	Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

27.	The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become payable) pay interest at such rate as may be agreed upon between the directors and the member paying such sum in advance.

28.	If a call remains unpaid after it has become due, the directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued plus expenses or costs determined in accordance with article 24. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

29.	If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other monies payable in respect of the forfeited shares and not paid before the forfeiture.

30.

No member shall be entitled to receive any dividend or (save as proxy for another member) be present or vote at any general meeting, either personally or by proxy, or exercise any privilege as a member, or be reckoned in a quorum in respect of any

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share held by him (whether alone or jointly with any other person) if and for so long as he shall have defaulted in payment of any call or other sum for the time being due on such share or any interest or expenses payable in connection therewith.

31.	Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors think fit either to the person who was before the forfeiture the holder or to any other person. At any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.

32.	A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all monies which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those monies before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) plus costs and expenses from the date of forfeiture until payment. The directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

33.	A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

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TRANSFER OF SHARES

34.	The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

35.	The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.

36.	The directors shall promptly register any transfer of shares which have been charged by way of security whether the relevant transfer is to the chargee or to its nominee or to any other person on the enforcement by the chargee of its security.

37.	The directors may also decline to recognise any instrument of transfer unless:

37.1	the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and

37.2	the instrument of transfer is in respect of only one class of share.

38.	If the directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

39.	The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

40.	No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

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41.	The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

TRANSMISSION OF SHARES

42.	If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only person recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

43.	A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. In either case, the directors shall have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be. The provisions of this article shall apply to any person becoming entitled to a share in consequence of the merger or consolidation of any member being a corporation as they apply to any person becoming entitled to a share in consequence of the death or bankruptcy of a member.

44.	If the person so becoming entitled shall elect to become registered as the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

45.

A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share,

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be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company. The directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days the directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF SHARE CAPITAL

46.	The Company may by ordinary resolution:

46.1	increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

46.2	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

46.3	sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association so, however, that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

46.4	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

47.	Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in

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accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

48.	Subject to the provisions of the Act, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

CONVERSION OF SHARES INTO STOCK

49.	The Company may by ordinary resolution convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination.

50.	The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same restrictions, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

51.	The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

52.	Such of these articles as are applicable to paid-up shares shall apply to stock, and the words “shares” and “shareholder” shall include “stock” and “stockholder”.

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PURCHASE OF OWN SHARES

53.	Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares) and make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

GENERAL MEETINGS

54.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notice calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next, provided that so long as the Company holds its first annual general meeting within eighteen months of its incorporation it need not hold it in the year of its incorporation or in the following year.

55.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

56.	The directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by the Act. If at any time there are not within the United Kingdom sufficient directors capable of acting to form a quorum, any director or any member of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

NOTICE OF GENERAL MEETINGS

57.

An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by at least twenty-one clear days’ notice. All other extraordinary general

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meetings shall be called by at least fourteen clear days’ notice but a general meeting may be called by shorter notice if it is so agreed:

57.1	in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

57.2	in the case of any other meeting by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right.

The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice shall be given to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

58.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

59.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, two members present in person or by proxy shall be a quorum.

60.	If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the directors may determine.

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61.	The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

62.	If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

63.	A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

64.	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

65.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, the reports of the directors and auditors, the election of directors in the place of those retiring and the appointment of, and the fixing of the remuneration of, the auditors.

66.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or immediately following the declaration of the result

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of the show of hands a poll is demanded by the chairman or any member present in person or proxy and entitled to vote.

67.	Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried (whether unanimously or by a particular majority) or lost and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

68.	The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

69.	A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

70.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not be entitled to a casting vote in addition to any other vote he may have.

71.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

72.	No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case

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at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

73.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

74.	A resolution signed or approved in writing by all the members for the time being entitled to receive notice of and attend and vote at general meetings (or being corporations signed or approved by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. Such a resolution may consist of one or more documents in like form each signed or approved by one or more members.

CORPORATIONS ACTING BY REPRESENTATIVES

AT MEETINGS

75.	Any corporation which is a member of the Company may by resolution of its directors or other governing body or by any representative of the corporation duly authorised in that behalf authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

VOTES OF MEMBERS

76.	Subject to any right or restriction attached to any shares, on a show of hands every member who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.

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77.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the holders stand in the register of members.

78.	A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

79.	No member shall vote at any general meeting or at any separate meeting of the holders of any class of share in the Company, either in person or by proxy, in respect of any share held by him unless all monies presently payable by him in respect of that share have been paid.

80.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

81.	On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

82.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation, either

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under seal, or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company.

83.	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority may be deposited at the office or such other place as is specified for that purpose in the notice convening the meeting or may be produced at the meeting at which the person named in the instrument proposes to vote.

84.	An instrument appointing a proxy shall be in any usual or common form or such other form as the directors may accept.

85.	A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

NUMBER OF DIRECTORS

86.	Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be less than two nor more than seven. For so long as Intelsat Holdings holds a majority of the outstanding voting shares of Intelsat, and Intelsat owns a majority of the outstanding voting shares of Bermuda, and Bermuda owns a majority of the outstanding shares of Intelsat Subsidiary, and Intelsat Subsidiary holds a majority of the outstanding voting shares of the Company, the only persons eligible to be elected, appointed or otherwise serve as directors of the Company shall be persons who are Designated Company Directors.

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ALTERNATE DIRECTORS

87.	Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the directors and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him, provided that for so long as Intelsat Holdings holds a majority of the outstanding voting shares of Intelsat, and Intelsat owns a majority of the outstanding voting shares of Bermuda, and Bermuda owns a majority of the outstanding shares of Intelsat Subsidiary, and Intelsat Subsidiary holds a majority of the outstanding voting shares of the Company, the only persons eligible to be appointed or approved as alternate directors shall be persons who are Designated Company Directors. Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment or in any other manner approved by the directors.

88.	An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate director. But it shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom unless that alternate director has given to the Company an address (whether within or outside the United Kingdom) for service thereof.

89.	An alternate director shall cease to be an alternate director if his appointor ceases to be a director.

90.	Save as otherwise provided in the articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

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91.	Any director acting as an alternate director shall have an additional vote for each director for whom he acts as an alternate director.

QUALIFICATION SHARES

92.	A director shall not be required to hold any shares in the capital of the Company to qualify him for office.

POWERS OF DIRECTORS

93.	Subject to the provisions of the Act, the memorandum and the articles and to any directions given by special resolution, the business of the Company shall be managed by the directors who may exercise all powers of the Company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the directors by the articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

94.	The directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

DELEGATION OF DIRECTORS’ POWERS

95.	The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they are capable of applying.

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CHANGES OF DIRECTORS

96.	The Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director, provided that for so long as Intelsat Holdings holds a majority of the outstanding voting shares of Intelsat, and Intelsat owns a majority of the outstanding voting shares of Bermuda, and Bermuda owns a majority of the outstanding shares of Intelsat Subsidiary, and Intelsat Subsidiary holds a majority of the outstanding voting shares of the Company, the only persons eligible to be so appointed shall be persons who are Designated Company Directors.

97.	The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that (i) the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles as the maximum number of directors and (ii) for so long as Intelsat Holdings holds a majority of the outstanding voting shares of Intelsat, and Intelsat owns a majority of the outstanding voting shares of Bermuda, and Bermuda owns a majority of the outstanding shares of Intelsat Subsidiary, and Intelsat Subsidiary holds a majority of the outstanding voting shares of the Company, the only persons eligible to be so appointed shall be persons who are Designated Company Directors.

98.	The Company may by ordinary resolution, of which special notice has been given in accordance with the Act, remove any director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such director. Such removal shall be without prejudice to any claim such director may have for damages for breach of any contract of service between him and the Company.

DISQUALIFICATION OF DIRECTORS

99.	The office of a director shall be vacated in any of the following events:

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99.1	he becomes prohibited by law from acting as a director;

99.2	he resigns as a director, in which event he shall cease to be a director on the delivery of his resignation to the Company;

99.3	he becomes bankrupt or has a receiving order made against him or makes any arrangement or composition with his creditors;

99.4	an order is made by a court of competent jurisdiction by reason of his mental disorder for his detention or for the appointment of any person to exercise powers with respect to his property or affairs;

99.5	he is absent from meetings of the directors for a period of at least six months without leave of absence from the directors and the directors resolve that he should for that reason cease to be a director;

99.6	he is convicted of a criminal offence involving fraud or dishonesty and the directors resolve that he shall for that reason cease to be a director;

99.7	he is removed as a director in accordance with the provisions of article 145.

REMUNERATION OF DIRECTORS

100.	The directors shall be entitled to such remuneration as the Company may by ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.

DIRECTORS’ EXPENSES

101.

The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of shares

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or of debentures of the Company or otherwise in connection with the discharge of their duties.

MANAGING DIRECTOR AND EXECUTIVE DIRECTORS

102.	The directors may from time to time appoint one or more of their body to the office of managing director, joint managing director or other executive office for such period and on such terms as they think fit and notwithstanding the terms of any agreement entered into in any particular case may revoke such appointment. Any such appointment shall be automatically determined if he ceases to be a director.

103.	A managing director, joint managing director or a director holding executive office shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the directors may determine. Such remuneration shall be deemed to arise from day to day.

104.	The directors may entrust to and confer upon such a director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

DIRECTORS’ INTERESTS

105.	Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office:

105.1	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

105.2	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

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105.3	shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

106.	For the purposes of Article 105:

106.1	a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

106.2	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

DIRECTORS’ GRATUITIES AND PENSIONS

107.	The directors may procure the establishment and maintenance of, or participate in, or contribute to any non-contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to, any persons who are or shall have been at any time directors of the Company or in the employment or service of the Company or of any Company which is or was a subsidiary of or associated with the Company or of the predecessors in business of the Company or any such subsidiary or associated company or the wives, widows, families, relatives or dependants of any such persons.

108.	The directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and

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well-being of the Company or of any such other Company as aforesaid, or its members, and may make or procure payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

PROCEEDINGS OF DIRECTORS

109.	Subject to the provisions of the articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. A director who is absent from the United Kingdom shall be entitled to receive notice of the meeting provided that he shall have notified the Company of an address (whether within or outside the United Kingdom) for service thereof. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

110.	The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

111.	The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

112.

The directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office. Unless he is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present. But if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for

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the meeting, the directors present may appoint one of their number to be chairman of the meeting.

113.	All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

114.	A resolution in writing signed or approved by telex or facsimile transmission by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors. A resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

115.	No director shall be disqualified by his position as director from entering into any contract or arrangement with the Company and a director may vote and be taken into account for the purposes of constituting a quorum in respect of any contract or arrangement in which he may be in any way interested and may retain for his own absolute benefit all profits and advantages accruing to him therefrom. A director may hold any other office or place of profit under the Company other than that of auditor on such terms as to remuneration and otherwise as shall be determined by the directors.

For the purposes of this article, an interest of a person who is, for any purpose of the Act (excluding any statutory modification thereof not in force when this article becomes binding on the Company), connected with a director shall be treated as an interest of the director and, in relation to an alternate director, an interest of his

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appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

116.	The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of the Articles prohibiting a director from voting at a meeting of directors or of a committee of directors.

117.	Where proposals are under consideration concerning the appointment of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution.

118.	If a question arises at a meeting of directors or of a committee of directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive.

DIRECTORS’ TELE-CONFERENCE MEETINGS

119.	The contemporaneous linking together by telephone of a number of the directors not less than the quorum wherever in the world they are, shall be deemed to constitute a meeting of the directors so long as the following conditions are met:

119.1	all the directors for the time being entitled to receive notice of any meeting of the directors (including any alternate for any director) shall be entitled to notice of any meeting by telephone and to be linked by telephone for the purpose of such meeting. Notice of any such meeting may be given by telephone;

119.2	each of the directors taking part must be able to hear each of the other directors taking part subject as hereinafter mentioned throughout the meeting;

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119.3	at the commencement of the meeting each director must acknowledge his presence to all the other directors taking part;

119.4	unless he has previously obtained the consent of the chairman of the meeting, a director may not leave the meeting by disconnecting his telephone and shall be conclusively presumed to have been present and to have formed part of the quorum throughout the meeting. The meeting shall be deemed to have been validly conducted notwithstanding that a director’s telephone is accidentally disconnected during the meeting, and the proceedings thereof shall be deemed to be as valid as if the telephone had not been disconnected;

119.5	a minute of the proceedings shall be sufficient evidence thereof and of the observance of all necessary formalities if certified by a director who was party to the proceedings.

SECRETARY

120.	Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit. Any secretary so appointed may be removed by them. The directors may also appoint two or more joint secretaries each of whom shall have full authority to act alone.

121.	A provision of the Act or these articles requiring or authorising a thing to be done by or to a director and the secretary shall not be satisfied by this being done by or to the same person acting both as director and as, or in place of, the secretary.

MINUTES

122.	The directors shall cause minutes to be made in books kept for the purpose:

122.1	of all appointments of officers made by the directors; and

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122.2	of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the directors, and of committees of directors, including the names of the directors present at each such meeting.

THE SEAL

123.	The seal shall only be used by the authority of the directors or of a committee of directors authorised by the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or by a second director. The instrument may be signed or countersigned before or after the affixing of the seal.

DIVIDENDS

124.	Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

125.	Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

126.	Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the

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dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

127.	A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

128.	Any dividend or other monies payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other monies payable in respect of the share.

129.	No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

130.	Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the Company.

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ACCOUNTS

131.	The directors shall cause accounting records to be kept in accordance with the Act.

132.	The accounting records shall be kept at the office or at such other place or places as the directors think fit and shall always be open to the inspection of the officers of the Company.

133.	The directors shall determine whether and to what extent and at what times and places and under what conditions the accounts and books of the Company or any of them shall be open to the inspection of members not being directors, and no such member shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or authorised by the directors or by the Company in general meeting.

134.	The directors shall, in accordance with the Act, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, and reports as are required by the Act.

135.	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the auditors’ report and directors’ report, shall not less than twenty-one days before the date of the meeting be sent to every member of the Company.

CAPITALISATION OF PROFITS

136.	The directors may with the authority of an ordinary resolution of the Company:

136.1	subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

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136.2	appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

136.3	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this article in fractions; and

136.4	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

NOTICES

137.	Any notice to be given to or by any person pursuant to the articles shall be in writing except that a notice calling a meeting of directors need not be in writing.

138.

The Company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices

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may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the Company.

139.	A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where necessary, of the purposes for which it was called.

140.	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

141.	Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted.

142.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

WINDING UP

143.

If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members of different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts

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for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

144.	Subject to the provision of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director, managing director, agent, auditor, secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 727 of the Act in which relief is granted by the court and every director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto.

OVERRIDING PROVISIONS

145.	Whenever not less than 90 per cent of the issued ordinary shares of the Company are held by or on behalf of one member (the ‘majority shareholder’) the following provisions shall apply and in the event of any inconsistency shall have overriding effect as against all other provisions of these articles:

145.1	the majority shareholder may at any time and from time to time appoint any person to be a director or remove from office any director howsoever appointed notwithstanding the terms of any agreement entered into in any particular case but without prejudice to any claim for damages in respect of the consequent termination of his office, provided that for so long as Intelsat Holdings holds a majority of the outstanding voting shares of Intelsat, and Intelsat owns a majority of the outstanding voting shares of Bermuda, and Bermuda owns a majority of the outstanding shares of Intelsat Subsidiary, and Intelsat Subsidiary holds a majority of the outstanding voting shares of the Company, the only persons eligible to be appointed by the majority shareholder to be a director shall be persons who are Designated Company Directors;

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145.2	the directors may not issue any unissued shares without the consent of the majority shareholder;

145.3	any or all powers of the directors shall be restricted in such respects and to such extent as the majority shareholder may by notice to the Company from time to time prescribe.

Any such appointment, removal, consent or notice shall be in writing served on the Company and signed by the majority shareholder or, if the majority shareholder is a Company, on behalf of the majority shareholder by any two of its directors or by any one of its directors and its secretary or by some other person duly authorised for the purpose and validly appointed in that regard in accordance with the laws of the country in which such Company is domiciled. No person dealing with the Company shall be concerned to see or enquire as to whether the powers of the directors have been in any way restricted hereunder or as to whether any requisite consent of the majority shareholder has been obtained and no obligation incurred or security given or transaction effected by the Company to or with any third party shall be invalid or ineffectual unless the third party had at the time express notice that the incurring of such obligation or the giving of such security or the effecting of such transaction was in excess of the powers of the directors.

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